UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2024

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 3, 2024, the Securities and Exchange Commission (the “SEC”) entered an order instituting settled administrative and cease-and-desist proceedings against BF Borgers CPA PC (“Borgers”) and its sole audit partner, Benjamin F. Borgers CPA, permanently barring Mr. Borgers and Borgers (collectively, “BF Borgers”) from appearing or practicing before the SEC as an accountant (the “Order”).

As reported in the Current Report on Form 8-K filed with the SEC on May 7, 2024, in light of the Order, the Audit Committee (the “Committee”) of the Board of Directors of Reborn Coffee, Inc. (the “Company”), on May 7, 2024, unanimously approved to dismiss, and dismissed Borgers as the Company’s independent registered public accounting firm.

On May 14, 2024, the Committee approved the engagement of BCRG Group (“BCRG”) as the Company’s new independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period through May 14, 2024, neither the Company nor anyone on its behalf consulted with BCRG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that BCRG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 10, 2024, the Company held a special meeting of its stockholders (the “Special Meeting”). As of April 12, 2024, the record date for the Special Meeting, 2,313,027 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), were outstanding, and were entitled to 2,313,027 votes at the Special Meeting. Holders of 1,279,564 shares of the Company’s Common Stock were present in person or by proxy at the Special Meeting, representing 55.31% of the total outstanding shares of Common Stock, constituting a quorum pursuant to the Company’s bylaws. At the Special Meeting, two proposals were submitted to the Company’s stockholders. A brief summary of the matters voted upon by stockholders at the Special Meeting is set forth below, and the proposals are described in more detail in the Company’s definitive proxy statement filed with the SEC on April 22, 2024. The voting results reported below are final.

Proposal No. 1

The Company’s stockholders approved the issuance of shares of the Company’s Common Stock to EF Hutton YA Fund, LP, pursuant to the Pre-Paid Advance Agreement dated as of February 12, 2024 (the “PPA”), in excess of the Exchange Cap (as defined PPA), based upon the following votes:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
1,272,949	5,599	1,016	-

Proposal No. 2

The Company’s stockholders approved the issuance of shares of the Company’s Common Stock to YA II PN, LTD., pursuant to the Standby Equity Purchase Agreement dated as of February 12, 2024 (the “SEPA”), in excess of the Exchange Cap (as defined SEPA), based upon the following votes:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
1,272,949	5,599	1,016	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2024

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Chief Executive Officer

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